Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Hal Brown	Mick Reynolds
	CEO	Executive Vice President/CFO
	541 686-8685	541 686-8685

http://www.therightbank.com
Email: banking@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Second Quarter 2012 Results

44.5% Earnings Increase Driven by Lower Loan Loss Provisioning and Expense Control.

EUGENE, Ore., July 18, 2012 — Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the second quarter 2012.

Recent highlights:

•	Net income increased 44.5% over prior year second quarter.

•	Continued growth in commercial and owner-occupied commercial real estate loans.

•	Loan growth continued for the second consecutive quarter.

•	Nonperforming and classified assets continued their contraction.

•	Declared quarterly cash dividend of $0.06 per share and special cash dividend of $0.03 per share.

•	Continued repurchase of shares with total of 167,756 shares repurchased during current quarter and 409,925 repurchased since the inception of the plan.

•	Total risk-based capital ratio of 18.99%, significantly above the 10.0% minimum for “well-capitalized” designation.

•	Recognized by the Seattle Business magazine as one of Washington’s “100 Best Companies to Work For.”

•	Ranked by the Seattle Times as one of the top public companies.

Net Income

Net income for second quarter 2012 was $3.1 million, up 44.5% over second quarter 2011. Earnings per diluted share for the current quarter were $0.17 compared to $0.12 for the same quarter last year. Return on average assets and return on average tangible equity for second quarter 2012 were 0.97% and 7.92%, up from the 0.71% and 5.65% reported for second quarter 2011. The efficiency ratio for second quarter 2012 was 62.64%, an improvement over the 63.48% reported for second quarter 2011.

“We continue to shift time and resources from credit collection and management efforts to strategic growth initiatives,” said Hal Brown, Chief Executive Officer. “It is gratifying to witness the success of our staff and management in these efforts, which suggests a continuation of performance improvement in future quarters,” added Brown.

Year-to-date June 30, 2012 net income was $5.8 million, up $2.2 million or 61.7% over the same period last year. Year-to-date diluted earnings per share were $0.32 for the current year compared to $0.20 for the same period last year, an increase of 60.0%.

Loan growth continues

Outstanding gross loans at June 30, 2012, were $826.8 million, up $1.2 million during the second quarter and up $6.0 million from the year-end. Growth in owner-occupied commercial real estate loans and commercial loans during the second quarter more than offset continued contraction in other categories of real estate loans. Growth in these two categories during the first six months of the year was especially strong increasing 6.7% and 7.6%, respectively, and when compared to one year ago, owner-occupied commercial real estate loans and commercial loans respectively increased 7.4% and 16.8%. The bank continues to enjoy success in lending to health care professionals. Dental practice loans, in particular, now represent 28.2% of the total loan portfolio and the credit quality of the dental portfolio remains very strong.

“Our business model and focused strategy on meeting the credit needs of community-based businesses, nonprofit organizations, health care and professional service providers has proven to be successful in a challenging economic environment,” said Roger Busse, president and chief operating officer. “Our activity pipelines continue to strengthen and we are optimistic for growth in future quarters,” added Busse.

Capital management

In February 2012, the Company’s board of directors authorized the repurchase of up to five percent of the Company’s shares issued and outstanding, or approximately 922,000 shares with the purchases to take place over 12 months. During the second quarter 2012, the Company repurchased 167,756 shares at a weighted average price of $8.94 per share. Since the inception of the repurchase plan, the Company repurchased 409,925 shares at a weighted average price of $8.75 per share. Share repurchases and cash dividends during the first and second quarters combined to keep capital levels relatively unchanged from year-end, a strategy that is expected to continue throughout the remainder of 2012.

The Company’s capital ratios continue to be well above the minimum FDIC well-capitalized designated levels. At June 30, 2012, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratio were 12.70%, 17.73% and 18.99% as compared to 13.09%, 17.97% and 19.22% at December 31, 2011. The FDIC’s current minimum well-capitalized designation ratios are 5.00%, 6.00% and 10.00%, respectively.

Classified assets, provisioning and loan statistics

Classified assets continued a two-year trend of decline, and at June 30, 2012, totaled $60.2 million, a decrease of $7.8 million from the end of the prior quarter and down $8.3 million and $32.3 million from December 31, 2011 and June 30, 2011, respectively. Nonperforming assets, a subcategory of classified assets, totaled $30.2 million at June 30, 2012, or 2.30% of total assets, a decrease from December 31, 2011, and June 30, 2011, ratios of 2.92% and 4.60%, respectively.

Loans past-due 30-89 days were 1.04% of total loans at June 30, 2012, compared to 0.41% at December 31, 2011. This is the twelfth consecutive quarter in which this ratio was near or below one percent, a trend that continues to suggest stabilization in the migration of problem loans.

“We are pleased with the continued reduction in our classified and nonperforming assets,” said Casey Hogan, chief credit officer. “Based on our pending resolutions and on-going collection activities, we remain optimistic this trend will continue throughout the remainder of 2012,” added Hogan.

The Company’s second quarter 2012 provision for loan losses totaled $600 thousand down from $1.3 million and $2.0 million recorded in first quarter 2012 and second quarter 2011, respectively. The lower provision for loan losses reflects improving credit quality combined with significantly lower levels of net charge offs. During the second quarter 2012, net loan charge offs totaled $254 thousand compared to $412 thousand in the first quarter 2012 and $1.9 million in the second quarter 2011. A factor contributing to the lower net charge offs during 2012 has been recoveries totaling $1.0 million during the first six months of 2012, including $900 thousand of recoveries during the second quarter 2012.

The allowance for loan losses as a percentage of outstanding loans at June 30, 2012, was 1.96% compared to 1.82% at December 31, 2011, and 1.85% at June 30, 2011.

Core deposit activity

Period-end Company-defined core deposits at June 30, 2012, declined by $7.1 million from the end of first quarter 2012 and were down $34.1 million from December 31, 2011. The decline in core deposits primarily resulted from temporary funds of approximately $20.0 million held at the bank at year-end 2011, combined with the more typical seasonal deposit outflows that historically have occurred during the first half of the year. The majority of the decline in core deposits has occurred in money market accounts, suggesting that businesses are investing cash holdings into other investment options or into expansion of their companies. At period-end June 30, 2012, noninterest-bearing demand deposits totaled $288.1 million, an 11.8% increase from that of a year ago, and now represent 33.8% of core deposits.

Net interest margin

The second quarter 2012 net interest margin was 4.31%, a decline of 8 and 27 basis points from the margins reported for first quarter 2012 and second quarter 2011, respectively. The contraction in the net interest margin was due to lower yields on the Company’s loan and securities portfolio. Loan yields continued to contract during the second quarter 2012 when compared to the prior quarter and prior year as new loan production in this historically low interest rate environment was booked at yields lower than the average yield on the existing portfolio. The yield on the securities portfolio was negatively impacted by low long-term interest rates that accelerated prepayments on the agency mortgage-back segment of the portfolio, thus increasing the amortization of premiums and reinvestment of cash flow from the portfolio at lower rates than the average yield on the portfolio.

Noninterest income and expense

Second quarter noninterest income was $1.5 million, relatively unchanged from the prior quarter and was down $172 thousand from the second quarter last year. The decline from last year was primarily due to $474 thousand of gains on the sale of securities that occurred during the second quarter 2011. Excluding the gain on the sale of securities, second quarter 2012 noninterest income was up $302 thousand over the same quarter last year. This improvement was primarily due to an increase in income from an investment in bank-owned-life-insurance (“BOLI”), combined with rental income received during the quarter on other real estate owned properties. Year-to-date noninterest income of $2.9 million was up $131 thousand or 4.7% over last year.

Noninterest expense in second quarter 2012 was relatively unchanged from the prior quarter and declined by $253 thousand or 2.8% from second quarter 2011. Year-to-date noninterest expense of $17.5 million was down $878 thousand or 4.8% from the same period last year. The decrease in noninterest expense for the quarter and year-to-date when compared to the prior year periods was due to reductions in FDIC insurance assessments, other real estate expense, and costs, such as legal fees related to collection of problem assets. A portion of the decline in these two categories was offset by an increase in personnel expense.

Conference call and audio webcast:

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the second quarter 2012 on Thursday, July 19, 2012, at 11:00 a.m. Pacific Time / 2:00 p.m. Eastern Time. To listen to the conference call, interested parties should call (866) 292-1418. Following the formal remarks, a question and answer session will be open to all interested parties. The webcast will be available via Pacific Continental’s website (http://www.therightbank.com/). To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Maecey Castle, vice president and director of corporate communications, at (541) 686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. The Bank also operates a loan production office in Tacoma, Washington. Pacific Continental, with $1.3 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward-looking statements include but are not limited to statements about future suggested problem loan migration, and are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; a continued decline in the housing and real estate market; a continued increase in unemployment or sustained high levels of unemployment; continued erosion or sustained low levels of consumer confidence; changes in the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; increased competition among financial institutions; fluctuating interest rate environments; a tightening of available credit and other risks and uncertainties discussed in the sections titled “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as applicable, from Pacific Continental’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION

Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
Interest and dividend income
Loans	$11,997	$12,564	$24,118	$25,563
Securities	1,993	2,254	4,137	4,295
Federal funds sold & interest-bearing deposits with banks	1	2	2	4

	13,991	14,820	28,257	29,862

Interest expense
Deposits	1,018	1,771	2,157	3,697
Federal Home Loan Bank & Federal Reserve borrowings	426	462	895	954
Junior subordinated debentures	38	34	78	65
Federal funds purchased	10	11	16	22

	1,492	2,278	3,146	4,738

Net interest income	12,499	12,542	25,111	25,124
Provision for loan losses	600	2,000	1,900	4,150

Net interest income after provision for loan losses	11,899	10,542	23,211	20,974

Noninterest income
Service charges on deposit accounts	457	436	897	866
Other fee income, principally bankcard	410	418	797	805
Loan servicing fees	21	27	39	55
Mortgage banking income	—	32	72	74
Gain (Loss) on Sale of investment securities	—	474	—	465
Bank-owned life insurance income	148	—	275	—
Other noninterest income	457	278	865	549

	1,493	1,665	2,945	2,814

Noninterest expense
Salaries and employee benefits	5,088	4,779	10,002	9,446
Premises and equipment	852	886	1,715	1,744
Bankcard processing	152	161	293	318
Business development	347	400	770	782
FDIC insurance assessment	290	378	529	887
Other real estate expense	238	457	616	1,411
Other noninterest expense	1,798	1,957	3,559	3,774

	8,765	9,018	17,484	18,362

Income before provision for income taxes	4,627	3,189	8,672	5,426
Provision for income taxes	1,510	1,032	2,840	1,820

Net income	$3,117	$2,157	$5,832	$3,606

Earnings per share:
Basic	$0.17	$0.12	$0.32	$0.20

Diluted	$0.17	$0.12	$0.32	$0.20

Weighted average shares outstanding:
Basic	18,147,729	18,426,894	18,262,658	18,421,410
Common stock equivalents attributable to stock-based awards	208,345	29,687	206,513	33,427

Diluted	18,356,074	18,456,581	18,469,171	18,454,837

PERFORMANCE RATIOS
Return on average assets	0.97%	0.71%	0.91%	0.60%
Return on average equity (book)	6.94%	4.93%	6.51%	4.17%
Return on average equity (tangible) (1)	7.92%	5.65%	7.42%	4.79%
Net interest margin (2)	4.31%	4.58%	4.35%	4.64%
Efficiency ratio (3)	62.64%	63.48%	62.32%	65.72%

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense divided by operating revenues. Operating revenues are net interest income plus noninterest income.

PACIFIC CONTINENTAL CORPORATION

Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	June 30,	December 31,	June 30,
	2012	2011	2011
ASSETS
Cash and due from banks	$19,768	$19,807	$21,190
Interest-bearing deposits with banks	60	52	167

Total cash and cash equivalents	19,828	19,859	21,357
Securities available-for-sale	387,378	346,542	307,533
Loans held-for-sale	—	1,058	653
Loans, less allowance for loan losses and net deferred fees	809,870	805,211	814,397
Interest receivable	4,761	4,725	4,406
Federal Home Loan Bank stock	10,652	10,652	10,652
Property and equipment, net of accumulated depreciation	19,760	20,177	20,625
Goodwill and intangible assets	22,123	22,235	22,346
Deferred tax asset	6,323	7,308	8,714
Taxes receivable	1,671	1,671	—
Other real estate owned	6,966	11,000	12,312
Prepaid FDIC assessment	2,265	2,782	3,534
Bank-owned life insurance	15,313	15,038	—
Other assets	3,174	1,974	1,845

Total assets	$1,310,084	$1,270,232	$1,228,374

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$288,061	$278,576	$257,570
Savings and interest-bearing checking	504,561	545,856	555,987
Time $100,000 and over	76,679	72,436	73,171
Other time	80,649	68,386	75,640

Total deposits	949,950	965,254	962,368
Federal funds and overnight funds purchased	8,580	12,300	18,000
Federal Home Loan Bank borrowings	158,000	101,500	59,500
Junior subordinated debentures	8,248	8,248	8,248
Accrued interest and other payables	4,717	4,064	2,832

Total liabilities	1,129,495	1,091,366	1,050,948

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 18,062,633 at June 30, 2012, 18,435,084 at December 31, 2011 and 18,433,084 at June 30 ,2011	134,665	137,844	137,491
Retained earnings	41,296	37,468	37,206
Accumulated other comprehensive income	4,628	3,554	2,729

	180,589	178,866	177,426

Total liabilities and shareholders’ equity	$1,310,084	$1,270,232	$1,228,374

CAPITAL RATIOS
Total capital (to risk weighted assets)	18.99%	19.22%	18.67%
Tier I capital (to risk weighted assets)	17.73%	17.97%	17.41%
Tier I capital (to leverage assets)	12.70%	13.09%	13.49%
Tangible common equity (to tangible assets)(1)	12.30%	12.55%	12.86%
Tangible common equity (to risk-weighted assets)(1)	17.55%	17.47%	16.84%
OTHER FINANCIAL DATA
Shares outstanding at end of period	18,062,633	18,435,084	18,433,084
Tangible shareholders’ equity(1)	$158,466	$156,631	$155,080
Book value per share	$10.00	$9.70	$9.63
Tangible book value per share	$8.77	$8.50	$8.41

(1)	Tangible shareholders’ equity excludes goodwill and core deposit intangible assets related to acquisitions.

PACIFIC CONTINENTAL CORPORATION

Loans by Type and Allowance for Loan Losses

(In thousands)

(Unaudited)

	June 30,	December 31,	June 30,
	2012	2011	2011
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multifamily residential	$46,539	$51,897	$48,013
Residential 1-4 family	58,071	61,717	70,039
Owner-occupied commercial	220,814	207,008	205,612
Nonowner-occupied commercial	136,612	157,844	174,541

Total permanent real estate loans	462,036	478,466	498,205
Construction loans:
Multifamily residential	7,503	2,574	1,391
Residential 1-4 family	17,158	17,960	20,823
Commercial real estate	13,095	10,901	12,580
Commercial bare land and acquisition & development	18,522	19,496	25,049
Residential bare land and acquisition & development	9,634	12,707	13,680

Total construction real estate loans	65,912	63,638	73,523
Total real estate loans	527,948	542,104	571,728
Commercial loans	293,282	272,600	251,188
Consumer loans	4,095	4,569	5,840
Other loans	1,463	1,556	1,599

Gross loans	826,788	820,829	830,355
Deferred loan origination fees	(743)	(677)	(632)

	826,045	820,152	829,723
Allowance for loan losses	(16,175)	(14,941)	(15,326)

	$809,870	$805,211	$814,397

Real estate loans held-for-sale	$—	$1,058	$653

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
ALLOWANCE FOR LOAN LOSSES	2012	2011	2012	2011
Balance at beginning of period	$15,829	$15,227	$14,941	$16,570
Provision for loan losses	600	2,000	1,900	4,150
Loan charge offs	(1,147)	(2,263)	(1,669)	(5,877)
Loan recoveries	893	362	1,003	483

Net charge offs	(254)	(1,901)	(666)	(5,394)

Balance at end of period	$16,175	$15,326	$16,175	$15,326

PACIFIC CONTINENTAL CORPORATION

Selected Other Financial Information and Ratios

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
BALANCE SHEET AVERAGES
Loans(1)	$825,689	$834,071	$825,977	$842,393
Allowance for loan losses	(16,428)	(15,307)	(15,928)	(16,243)

Loans, net of allowance	809,261	818,764	810,049	826,150
Securities and short-term deposits	377,631	290,556	369,285	275,996

Earning assets	1,186,892	1,109,320	1,179,334	1,102,146
Noninterest-earning assets	111,122	103,860	111,987	105,105

Assets	$1,298,014	$1,213,180	$1,291,321	$1,207,251

Interest-bearing core deposits(2)	$570,314	$623,403	$578,234	$626,846
Noninterest-bearing core deposits(2)	288,405	258,326	286,174	252,636

Core deposits(2)	858,719	881,729	864,408	879,482
Noncore interest-bearing deposits	99,770	62,687	89,275	57,727

Deposits	958,489	944,416	953,683	937,209
Borrowings	154,903	90,470	153,366	92,641
Other noninterest-bearing liabilities	4,108	2,829	4,073	3,174

Liabilities	1,117,500	1,037,715	1,111,122	1,033,024

Shareholders’ equity (book)	180,514	175,465	180,199	174,227

Liabilities and equity	$1,298,014	$1,213,180	$1,291,321	$1,207,251

Shareholders’ equity (tangible)(3)	$158,361	$153,088	$158,018	$151,823

SELECTED MARKET DATA
Eugene market gross loans, period end	$253,237	$252,271
Portland market gross loans, period end	409,876	399,682
Seattle market gross loans, period end	162,932	177,770

Total gross loans, period end	$826,045	$829,723

Eugene market core deposits, period end(2)	$498,987	$530,662
Portland market core deposits, period end(2)	224,586	234,499
Seattle market core deposits, period end(2)	128,208	126,827

Total core deposits, period end(2)	851,781	891,988
Other deposits, period end	98,169	70,380

Total	$949,950	$962,368

Eugene market core deposits, average(2)	$505,175	$508,571
Portland market core deposits, average(2)	228,058	250,985
Seattle market core deposits, average(2)	125,486	122,173

Total core deposits, average(2)	858,719	881,729
Other deposits, average	99,770	62,687

Total	$958,489	$944,416

NET INTEREST MARGIN RECONCILIATION
Yield on average loans	5.96%	6.15%	5.99%	6.24%
Yield on average securities(4)	2.35%	3.28%	2.47%	3.31%

Yield on average earning assets(4)	4.81%	5.40%	4.89%	5.50%
Rate on average interest-bearing core deposits	0.49%	0.96%	0.51%	1.02%
Rate on average interest-bearing non-core deposits	1.30%	1.74%	1.53%	1.80%

Rate on average interest-bearing deposits	0.61%	1.04%	0.44%	1.09%
Rate on average borrowings	1.23%	2.25%	1.30%	2.27%

Cost of interest-bearing funds	0.73%	1.18%	0.77%	1.23%

Interest rate spread(4)	4.09%	4.23%	4.12%	4.28%

Net interest margin(4)	4.31%	4.58%	4.35%	4.64%

(1)	Includes loans held-for sale.
(2)	Core deposits include all demand, savings, and interest checking accounts plus all local time deposits including local time deposits in excess of $100.
(3)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(4)

Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $214 thousand, and $244 thousand for the three months ended June 30, 2012, and June 30, 2011, respectively.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Assets and Asset Quality Ratios

(In thousands)

(Unaudited)

	June 30,	December 31,	June 30,
	2012	2011	2011
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multifamily residential	$—	$—	$—
Residential 1-4 family	3,435	3,426	8,177
Owner-occupied commercial	3,952	5,138	3,575
Nonowner-occupied commercial	—	575	8,749

Total permanent real estate loans	7,387	9,139	20,501
Construction loans:
Multifamily residential	—	—	—
Residential 1-4 family	2,637	757	1,699
Commercial real estate	933	933	1,500
Commercial bare land and acquisition & development	8,491	7,837	13,027
Residential bare land and acquisition & development	1,157	1,929	1,597

Total construction real estate loans	13,218	11,456	17,823

Total real estate loans	20,605	20,595	38,324
Commercial loans	3,089	5,999	6,515

Total nonaccrual loans	23,694	26,594	44,839
90-days past due and accruing interest	—	—	—
Total nonperforming loans	23,694	26,594	44,839

Nonperforming loans guaranteed by government	(486)	(495)	(666)
Net nonperforming loans	23,208	26,099	44,173

Other real estate owned	6,966	11,000	12,312

Total nonperforming assets, net of guaranteed loans	$30,174	$37,099	$56,485

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.96%	1.82%	1.85%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	69.70%	57.25%	34.70%
Net loan charge offs (recoveries) as a percentage of average loans, annualized	0.12%	1.74%	1.29%
Net nonperforming loans as a percentage of total loans	2.81%	3.18%	5.32%
Nonperforming assets as a percentage of total assets	2.30%	2.92%	4.60%
Consolidated classified asset ratio(1)	33.98%	38.91%	52.63%
Past due as a percentage of total loans(2)	1.04%	0.41%	0.51%

(1)

Classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.

(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Loan Rollforward

(In thousands)

For the period March 31, 2012 Through June 30, 2012

(Unaudited)

	Balance at March 31, 2012	Additions to Non-performing	Reclassification	Net Paydowns	Returns to Performing	Charge-offs	Transfers to OREO	Balance at June 30, 2012
Real estate loans
Multifamily residential	$—	$—	$—	$—	$—	$—	$—	$—
Residential 1-4 family	3,345	920	—	(698)	—	(14)	(118)	3,435
Owner-occupied commercial	5,058	386	—	(992)	—	(500)	—	3,952
Nonowner-occupied commercial	—	—	—	—	—	—	—	—

Total real estate loans	8,403	1,306	—	(1,690)	—	(514)	(118)	7,387
Construction
Multifamily residential	—	—	—	—	—	—	—	—
Residential 1-4 family	15	2,637	—	(15)	—	—	—	2,637
Commercial real estate	933	—	—	—	—	—	—	933
Commercial bare land and acquisition & development	8,491	—	—	—	—	—	—	8,491
Residential bare land and acquisition & development	1,791	—	—	(608)	—	(26)	—	1,157

Total construction loans	11,230	2,637	—	(623)	—	(26)	—	13,218
Commercial and other	5,898			(2,809)		—	—	3,089
Consumer	—	—	—	—	—	—	—	—

Total	$25,531	$3,943	$—	$(5,122)	$—	$(540)	$(118)	$23,694

PACIFIC CONTINENTAL CORPORATION

Nonperforming Loan Rollforward

(In thousands)

For the period December 31, 2011 Through June 30, 2012

(Unaudited)

	Balance at December 31, 2011	Additions to Non-performing	Reclassification	Net Paydowns	Returns to Performing	Charge-offs	Transfers to OREO	Balance at June 30, 2012
Real estate loans
Multifamily residential	$—	$—	$—	$—	$—	$—		$—
Residential 1-4 family	3,426	1,109	—	(747)	—	(162)	(191)	3,435
Owner-occupied commercial	5,138	386	—	(1,072)	—	(500)		3,952
Nonowner-occupied commercial	575	—	—	(565)	—	(10)		—

Total real estate loans	9,139	1,495	—	(2,384)	—	(672)	(191)	7,387
Construction
Multifamily residential	0	—	—	—	—	—		—
Residential 1-4 family	757	2,637	—	(689)	—	(68)		2,637
Commercial real estate	933	—	—	—	—	—		933
Commercial bare land and acquisition & development	7,836	660	—	(5)	—	—		8,491
Residential bare land and acquisition & development	1,929	143	—	(752)	—	(163)		1,157

Total construction loans	11,455	3,440	—	(1,446)	—	(231)	—	13,218
Commercial and other	5,999	—	—	$(2,910)	—	—		3,089
Consumer	—	—	—	—	—	—	—	—

Total	$26,593	$4,935	$—	$(6,740)	$—	$(903)	$(191)	$23,694

PACIFIC CONTINENTAL CORPORATION

Other Real Estate Owned Rollforward

(In thousands)

For the Period March 31, 2012 through June 30, 2012

(Unaudited)

	Balance at March 31, 2012	Additions to OREO	Capitalized Costs	Paydowns/ Sales	Writedowns/ Loss/Gain	Balance at June 30, 2012
Real estate
Multifamily residential	$—	$—	$—	$—	$—	$—
Residential 1-4 family	2,785	118	—	(2,540)	—	363
Owner-occupied commercial	436	—	—	(183)	(23)	230
Nonowner-occupied commercial	4,362	—	—	—	—	4,362

Total real estate loans	7,583	118	—	(2,723)	(23)	4,955
Construction
Multifamily residential	—	—	—	—	—	—
Residential 1-4 family	234	—	—	(160)	(9)	65
Commercial real estate	1,425	—	—	—	—	1,425
Commercial bare land and acquisition & development	819	—	—	—	(317)	502
Residential bare land and acquisition & development	41	—	—	(22)	—	19

Total construction loans	2,519	—	—	(182)	(326)	2,011
Commercial and other	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	$10,102	$118	$—	$(2,905)	$(349)	$6,966

PACIFIC CONTINENTAL CORPORATION

Other Real Estate Owned Rollforward

(In thousands)

For the Period December 31, 2011 Through June 30, 2012

(Unaudited)

	Balance at December 31, 2011	Additions to OREO	Capitalized Costs	Paydowns/ Sales	Writedowns/ Loss/Gain	Balance at June 30, 2012
Real estate
Multifamily residential	$—	$—	$—	$—	$—	$—
Residential 1-4 family	3,242	191	—	(2,922)	(148)	363
Owner-occupied commercial	469	—	—	(183)	(56)	230
Nonowner-occupied commercial	4,769	—	—	(244)	(163)	4,362

Total real estate loans	8,480	191	—	(3,349)	(367)	4,955
Construction
Multifamily residential	—	—	—	—	—	—
Residential 1-4 family	234	—	—	(160)	(9)	65
Commercial real estate	1,425	—	—	—	—	1,425
Commercial bare land and acquisition & development	819	—	—	—	(317)	502
Residential bare land and acquisition & development	42	—	—	(22)	(1)	19

Total construction loans	2,520	—	—	(182)	(327)	2,011
Commercial and other	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	$11,000	$191	$—	$(3,531)	$(694)	$6,966

PACIFIC CONTINENTAL CORPORATION

Aged Analysis of Loans Receivable (Unaudited)

(In thousands)

As of June 30, 2012

	30-59 Days Past Due Still Accruing	60-89 Days Past Due Still Accruing	Greater Than 90 Days Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Total Current	Total Loans Receivable
Real estate loans
Multifamily residential	$—	$—	$—	$—	$—	$46,539	$46,539
Residential 1-4 family	557	5,652	—	3,435	9,644	48,427	58,071
Owner-occupied commercial	186	341	—	3,952	4,479	216,335	220,814
Nonowner-occupied commercial	94	—	—	—	94	136,518	136,612

Total real estate loans	837	5,993	—	7,387	14,217	447,819	462,036
Construction
Multifamily residential	—	—	—	—	—	7,503	7,503
Residential 1-4 family	—	—	—	2,637	2,637	14,521	17,158
Commercial real estate	1,611	—	—	933	2,544	10,551	13,095
Commercial bare land and acquisition & development	—	—	—	8,491	8,491	10,031	18,522
Residential bare land and acquisition & development	—	—	—	1,157	1,157	8,477	9,634

Total construction loans	1,611	—	—	13,218	14,829	51,083	65,912
Commercial and other	178	—	—	3,089	3,267	291,478	294,745
Consumer	9	3	—	—	12	4,083	4,095

Totals	$2,635	$5,996	$—	$23,694	$32,325	$794,463	$826,788

PACIFIC CONTINENTAL CORPORATION

Aged Analysis of Loans Receivable (Unaudited)

(In thousands)

As of December 31, 2011

	30-59 Days Past Due Still Accruing	60-89 Days Past Due Still Accruing	Greater Than 90 Days Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Total Current	Total Loans Receivable
Real estate loans
Multifamily residential	$—	$—	$—	$—	$—	$51,897	$51,897
Residential 1-4 family	251	210	—	3,426	3,887	57,830	61,717
Owner-occupied commercial	151	190	—	5,138	5,479	201,529	207,008
Nonowner-occupied commercial	—	—	—	575	575	157,269	157,844

Total real estate loans	402	400	—	9,139	9,941	468,525	478,466
Construction
Multifamily residential	—	—	—	—	—	2,574	2,574
Residential 1-4 family	67	—	—	757	824	17,136	17,960
Commercial real estate	1,635	—	—	933	2,568	8,333	10,901
Commercial bare land and acquisition & development	—	—	—	7,837	7,837	11,659	19,496
Residential bare land and acquisition & development	52	175	—	1,929	2,156	10,551	12,707

Total construction loans	1,754	175	—	11,456	13,385	50,253	63,638
Commercial and other	634	—		5,999	6,633	267,523	274,156
Consumer	—	—	—	—	—	4,569	4,569

Total	$2,790	$575	$—	$26,594	$29,959	$790,870	$820,829

PACIFIC CONTINENTAL CORPORATION

Credit Quality Indicators (Unaudited)

(In thousands)

As of June 30, 2012

	Loan Grade				Totals
	Pass	Special Mention	Substandard	Doubtful
Real estate loans
Multifamily residential	$45,202	$—	$1,337		$46,539
Residential 1-4 family	48,311	—	9,760		58,071
Owner-occupied commercial	210,834	—	9,981		220,815
Nonowner-occupied commercial	133,015	—	3,596		136,611

Total real estate loans	437,362	—	24,674	—	462,036
Construction
Multifamily residential	7,503	—	—		7,503
Residential 1-4 family	14,343	—	2,815		17,158
Commercial real estate	10,551	—	2,544		13,095
Commercial bare land and acquisition & development	10,030	—	8,491		18,521
Residential bare land and acquisition & development	5,417	—	4,217		9,634

Total construction loans	47,844	—	18,067	—	65,911
Commercial and other	284,668	—	10,003	75	294,746
Consumer	4,023	—	72		4,095

Totals	$773,897	$—	$52,816	$75	$826,788

PACIFIC CONTINENTAL CORPORATION

Credit Quality Indicators (Unaudited)

(In thousands)

As of December 31, 2011

	Loan Grade				Totals
	Pass	Special Mention	Substandard	Doubtful
Real estate loans
Multifamily residential	$50,547	$—	$1,350	$—	$51,897
Residential 1-4 family	51,622	—	10,095	—	61,717
Owner-occupied commercial	194,250	—	11,143	1,615	207,008
Nonowner-occupied commercial	154,805	—	3,039	—	157,844

Total real estate loans	451,224	—	25,627	1,615	478,466
Construction
Multifamily residential	2,574	—	—	—	2,574
Residential 1-4 family	14,036	—	3,924	—	17,960
Commercial real estate	7,075	—	3,826	—	10,901
Commercial bare land and acquisition & development	11,000	—	8,496	—	19,496
Residential bare land and acquisition & development	9,929	—	2,778	—	12,707

Total construction loans	44,614	—	19,024	—	63,638
Commercial and other	264,415	—	9,663	78	274,156
Consumer	4,486	—	83	—	4,569

Totals	$764,739	$—	$54,397	$1,693	$820,829